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                 EXHIBIT (11) - COMPUTATION OF PER SHARE EARNINGS

                     FIRST OF MICHIGAN CAPITAL CORPORATION
                       REPORT ON FORM 10-K FOR THE PERIOD
                            ENDED SEPTEMBER 29, 1995



                                                                              Fiscal Year Ended
                                                   ------------------------------------------------------------------------
                                                   September 29, 1995         September 30, 1994         September 24, 1993
                                                   ------------------------------------------------------------------------
 PRIMARY
   Average shares outstanding                           2,830,263                      2,890,513                  2,879,062

   Net effect of dilutive
   stock options--based on
   the treasury stock method
   using average market price                              25,197                         62,456                     57,155
                                                       -----------                    ----------                 ----------
                  TOTAL                                 2,855,460                      2,952,969                  2,936,217
                                                        =========                     ==========                 ==========

 Net income                                             $ 108,067                     $1,042,893                 $3,400,467
                                                        =========                     ==========                 ==========

 Per share amount                                          $.04                         $ .35                      $1.16
                                                           ====                         ======                     =====
 FULLY DILUTED

   Average shares outstanding                               N/A                           N/A                        N/A
                                                           Note A                        Note A                     Note A

____________________________

Note A: The fully-diluted computations for the years ended September 29, 1995, September 30, 1994, and September 24, 1993 are not reported as the calculation did not exceed 3% of the primary calculation.